                                                                      Exhibit 10


                          REVOLVING CREDIT AGREEMENT
                          --------- ------ ---------

                                 BY AND AMONG

                              VALUE HEALTH, INC.,

                              FLEET NATIONAL BANK

                                      AND

           THE OTHER LENDERS WHICH ARE OR MAY BECOME PARTIES HERETO

                                      AND

                         FLEET NATIONAL BANK, AS AGENT


                      Dated the 21st day of August, 1996


                                      AND


           FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS CO-AGENT

                               TABLE OF CONTENTS
                               ----- -- --------

(S)1. DEFINITIONS AND RULES OF INTERPRETATION....................................1
        (S)1.1.  Definitions.....................................................1
        (S)1.2.  Rules of Interpretation.........................................13
(S)2. THE REVOLVING CREDIT FACILITY..............................................13
        (S)2.1.  Commitment to Lend..............................................13
        (S)2.2.  Facility Fee....................................................14
        (S)2.3.  Voluntary Reduction of Total Commitment.........................14
        (S)2.4.  The Notes.......................................................14
        (S)2.5.  Interest on Revolving Credit Loans..............................15
        (S)2.6.  Requests for Revolving Credit Loans.............................15
        (S)2.7.  Conversion Options..............................................15
        (S)2.8.  Funds for Revolving Credit Loan.................................16
        (S)2.9.  Maturity........................................................17
        (S)2.10.  Mandatory Repayments of Revolving Credit Loans.................17
        (S)2.11.  Optional Repayments of Revolving Credit Loans..................18
(S)3. COMPETITIVE BID ADVANCES...................................................18
        (S)3.1.  Competitive Bid Borrowings......................................18
        (S)3.2.  Interest on Competitive Bid Advances............................22
        (S)3.3.  Limits on Competitive Bid Advances..............................22
        (S)3.4.  Funding Losses..................................................22
        (S)3.5.  Repayment of Competitive Bid Advances...........................23
        (S)3.6.  No Prepayment of Competitive Bid Advances.......................23
(S)4. CERTAIN GENERAL PROVISIONS.................................................23
        (S)4.1.  Agent's Fee.....................................................23
        (S)4.2.  Other Fees......................................................23
        (S)4.3.  Funds for Payments..............................................23
        (S)4.4.  Computations....................................................24
        (S)4.5.  Inability to Determine LIBOR Rate...............................24
        (S)4.6.  Illegality......................................................24
        (S)4.7.  Additional Costs, Etc...........................................25
        (S)4.8.  Capital Adequacy................................................26
        (S)4.9.  Certificate.....................................................26
        (S)4.10.  Indemnity......................................................26
        (S)4.11.  Interest After Default.........................................27
(S)5. REPRESENTATIONS AND WARRANTIES.............................................27
        (S)5.1.  Corporate Authority.............................................27
        (S)5.2.  Governmental Approvals..........................................28
        (S)5.3.  Title to Properties; Leases.....................................28
        (S)5.4.  Financial Statements............................................28
        (S)5.5.  No Material Changes, Etc........................................29
        (S)5.6.  Franchises, Patents, Copyrights, Etc............................29
        (S)5.7.  Litigation......................................................29
        (S)5.8.  No Materially Adverse Contracts, Etc............................29
        (S)5.9.  Compliance with Other Instruments, Laws, Etc....................30
        (S)5.10.  Tax Status.....................................................30
        (S)5.11.  No Event of Default............................................30



        (S)5.12.  Holding Company and Investment Company Acts....................30
        (S)5.13.  Regulations U and X............................................30
        (S)5.14.  Subsidiaries, etc..............................................30
        (S)5.15.  Medicare Qualifications........................................31
        (S)5.16.  Recoupment.....................................................31
(S)6. AFFIRMATIVE COVENANTS OF THE BORROWER......................................31
        (S)6.1.  Punctual Payment................................................31
        (S)6.2.  Maintenance of Office...........................................31
        (S)6.3.  Records and Accounts............................................31
        (S)6.4.  Financial Statements, Certificates and Information..............32
        (S)6.5.  Notices.........................................................33
        (S)6.6.  Corporate Existence; Maintenance of Properties..................33
        (S)6.7.  Insurance.......................................................34
        (S)6.8.  Taxes...........................................................34
        (S)6.9.  Inspection of Properties and Books, Etc.........................34
        (S)6.10.  Compliance with Laws, Contracts, Licenses, and Permits.........34
        (S)6.11.  Use of Proceeds................................................35
        (S)6.12.  Further Assurances.............................................35
(S)7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.................................35
        (S)7.1.  Restrictions on Indebtedness....................................35
        (S)7.2.  Restrictions on Liens...........................................36
        (S)7.3.  Restrictions on Investments.....................................37
        (S)7.4.  Merger, Consolidation and Disposition of Assets.................38
        (S)7.5.  Sale and Leaseback..............................................39
        (S)7.6.  Compliance with Medicare and Medicaid Laws;
                  Social Security Act............................................39
        (S)7.7.  No Restrictions on Pledge.......................................39
(S)8. FINANCIAL COVENANTS OF THE BORROWER........................................39
        (S)8.1.  Fixed Charge Ratio..............................................40
        (S)8.2.  Consolidated Debt Ratio.........................................40
        (S)8.3.  Consolidated Shareholders' Equity...............................40
(S)9. CLOSING CONDITIONS.........................................................40
        (S)9.1.  Loan Documents..................................................40
        (S)9.2.  Certified Copies of Charter Documents...........................40
        (S)9.3.  Corporate, Action...............................................40
        (S)9.4.  Incumbency Certificate..........................................40
        (S)9.5.  Financial Condition.............................................41
        (S)9.6.  Regulatory Approvals............................................41
        (S)9.7.  Opinion of Counsel..............................................41
        (S)9.8.  Payment of Fees.................................................41
(S)10. CONDITIONS TO ALL BORROWINGS..............................................41
        (S)10.1.  Representations True; No Event of Default......................41
        (S)10.2.  Proceedings and Documents......................................42
(S)11. EVENTS OF DEFAULT; ACCELERATION; ETC......................................42
        (S)11.1.  Events of Default and Acceleration.............................42
        (S)11.2.  Termination of Commitments.....................................44


        (S)11.3.  Remedies.......................................................44
(S)12. SETOFF....................................................................45
(S)13. THE AGENT.................................................................45
        (S)13.1.  Authorization..................................................45
        (S)13.2.  Employees and Agents...........................................45
        (S)13.3.  No Liability...................................................46
        (S)13.4.  No Representations.............................................46
        (S)13.5.  Payments.......................................................46
        (S)13.6.  Holders of Notes...............................................47
        (S)13.7.  Indemnity......................................................47
        (S)13.8.  Agent as Bank..................................................48
        (S)13.9.  Resignation....................................................48
        (S)13.10.  Notification of Defaults and Events of Default................48
        (S)13.11.  Duties in the Case of Enforcement.............................49
        (S)13.12.  Co-Agent......................................................49
(S)14. EXPENSES..................................................................49
(S)15. INDEMNIFICATION...........................................................49
(S)16. SURVIVAL OF COVENANTS, ETC................................................50
(S)17. ASSIGNMENT AND PARTICIPATION..............................................50
        (S)17.1.  Conditions to Assignment by Banks..............................50
        (S)17.2.  Certain Representations and Warranties;
                   Limitations; Covenants........................................51
        (S)17.3.  Register.......................................................52
        (S)17.4.  New Notes......................................................52
        (S)17.5.  Participations.................................................52
        (S)17.6.  Disclosure.....................................................53
        (S)17.7.  Assignee or Participant Affiliated with the Borrower...........53
        (S)17.8.  Miscellaneous Assignment Provisions............................54
        (S)17.9.  Assignment by Borrower.........................................54
(S)18. NOTICES, ETC..............................................................54
(S)19. GOVERNING LAW.............................................................55
(S)20. HEADINGS..................................................................55
(S)21. COUNTERPARTS..............................................................55
(S)22. ENTIRE AGREEMENT, ETC.....................................................55
(S)23. WAIVER OF JURY TRIAL......................................................55
(S)24. CONSENTS, AMENDMENTS, WAIVERS, ETC........................................56
(S)25. COMMERCIAL TRANSACTION; PREJUDGMENT
        REMEDY WAIVER............................................................56
(S)26. SEVERABILITY..............................................................57

Exhibits
--------

Exhibit A Promissory Notes of Borrower
Exhibit B Loan Requests
Exhibit C Competitive Bid Quote Request
Exhibit D Invitation for Competitive Bid Quote Request
Exhibit E Competitive Bid Quote
Exhibit F Compliance Certificate
Exhibit G Assignment and Acceptance

Schedules
---------

Schedule 1 Bank Listing
Schedule 5.3 Title to Property; Leases
Schedule 5.7 Litigation
Schedule 5.8 No Materially Adverse Contracts, Etc.
Schedule 5.14 Subsidiaries, etc.
Schedule 5.15 Medicare Qualifications
Schedule 5.16 Recoupment
Schedule 7.1 Indebtedness
Schedule 7.2 Liens Existing
Schedule 7.3 Investments

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

     This REVOLVING CREDIT AGREEMENT is made as of the 16th day of August, 1996, by and among VALUE HEALTH, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 22 Waterville Road, Avon, Connecticut 06001, and FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1
                                                                     -------- -
(collectively, the "Banks"), FLEET NATIONAL BANK as agent for itself and such other lending institutions (in such capacity, the "Agent") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Co-Agent for the Banks (in such capacity, the "Co-Agent"; the Agent and the Co-Agent being collectively referred to herein as the "Agents").

     (S)1. DEFINITIONS AND RULES OF INTERPRETATION.

          (S)1.1.  Definitions. The following terms shall have the meanings set
                   -----------
forth in this (S)1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Absolute Rate Auction.  A solicitation of Competitive Bid Quotes
          -------- ---- -------
setting forth Competitive Bid Absolute Rates pursuant to (S)3 hereof.

          Affiliate.  Any Person that would be considered to be an affiliate
          ---------
of the Borrower or any Bank under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or such Bank were issuing securities.

          Agent's Head Office.  The Agent's office in Connecticut located at
          ------- ---- ------
777 Main Street, Hartford, Connecticut 06115, or at such other location as the Agent may designate from time to time.

          Agent.  Fleet National Bank, acting as agent for the Banks.
          -----

          Agent's Special Counsel.  Bingham, Dana & Gould or such other
          ------- ------- -------
counsel as may be approved by the Agent.

          Applicable Rate.  With respect to any fiscal quarter of the
          ---------- ----
Borrower, that rate determined by the Agent based on the Fixed Charge Ratio of the Borrower for the period of four consecutive fiscal quarters of the Borrower ending on the last day of the immediately preceding fiscal quarter, all as follows (provided that, during the period beginning on the Closing Date and ending on September 30, 1996, the Applicable Rate shall be .100%):

           Fixed Charge Ratio                  Applicable Rate
           ------------------                  ---------------
     Greater than or equal to 4.25:1.0              .100%

     Less than 4.25:1.0 but greater than or         .150%
     equal to 3.25:1.0

     Less than 3.25:1.0                             .200%

          The Agent shall determine the Applicable Rate for each fiscal quarter on the sixtieth (60th) day following the last day of the immediately preceding fiscal quarter by reference to the financial statements delivered to the Banks by the Borrower with respect to such immediately preceding fiscal quarter.

          Assignment and Acceptance.  See (S)17.1.
          ---------- --- ----------

          Balance Sheet Date.  March 31, 1996.
          ------- ----- ----

          Banks.  Fleet and the other lending institutions listed on Schedule 1
          -----                                                      -------- -
hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)17.

          Base Rate.  The higher of (a) the annual rate of interest announced
          ---- ----
from time to time by Fleet at its principal office in Boston, Massachusetts as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

          Base Rate Loans.  Revolving Credit Loans bearing interest calculated
          ---- ---- -----
by reference to the Base Rate.

          Borrower.  As defined in the preamble hereto.
          --------

          Business Day.  Any day on which banking institutions in Hartford,
          -------- ---
Connecticut and New York, New York are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which is a LIBOR Business Day.

          Capitalized Leases.  Leases under which the Borrower or any of its
          ----------- ------
Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

          Closing Date.  The first date on which the conditions set forth in
          ------- ----
(S)9 have been satisfied and any Revolving Credit Loans or any Competitive Bid Advances are to be made hereunder.

          Code.  The Internal Revenue Code of 1986, as amended or modified or
          ----
any successor thereto.

          Commitment.  With respect to each Bank, the amount set forth on
          ----------
Schedule 1 hereto as the amount of such Bank's commitment to make Revolving
-------- -
Credit Loans to, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Commitment Percentage.  With respect to each Bank, the percentage set
          ---------- ----------
forth on Schedule 1 hereto as such Bank's percentage of the aggregate
         -------- -
Commitments of all of the Banks, as the same may be amended from time to time in accordance with the terms hereof.

          Competitive Bid Absolute Rate.  See (S)3.1(d)(ii)(D).
          ------------------------ ----

          Competitive Bid Absolute Rate Advance. A Competitive Bid Advance to be
          ------------------------ ---- -------
made pursuant to (S)3 hereof by a Bank pursuant to an Absolute Rate Auction.

          Competitive Bid Advance. A Competitive Bid LIBOR Rate Advance or a
          -----------------------
Competitive Bid Absolute Rate Advance.

          Competitive Bid LIBOR Rate Advance.  A Competitive Bid Advance to be
          -------------------------- -------
made pursuant to (S)3 hereof by a Bank pursuant to a LIBOR Rate Auction.

          Competitive Bid Borrowing. A borrowing consisting of one or more
          -------------------------
Competitive Bid Advances made by each of the Banks whose offer to make a Competitive Bid Advance as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in (S)3 hereof.

          Competitive Bid Margin. See (S)3.1(d)(ii)(C).
          ----------------------

          Competitive Bid Quote.  An offer by a Bank to make a Competitive Bid
          ---------------------
Advance in accordance with (S)3.

          Competitive Bid Quote Request.  See (S)3.1(b).
          --------------------- -------

          Consolidated or consolidated.  With reference to any term defined
          ------------    ------------
herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

          Consolidated Net Income. The consolidated net income (or deficit) of
          ------------ --- ------
the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

          Consolidated Operating Cash Flow.  For any period, an amount equal to
          ------------ --------- ---- ----
(a) the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii)
                                                                       ----
depreciation and amortization for such period.

          Consolidated Shareholders' Equity.  An amount equal to the sum of (a)
          ------------ ------------- ------
the consolidated capital accounts (including common stock and preferred stock,

minus treasury stock) of the Borrower and its Subsidiaries, plus (b) the
-----                                                       ----
consolidated earned surplus and capital surplus of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          Consolidated Tangible Net Worth.  The excess of Consolidated Total
          ------------ -------- --- -----
Assets over Consolidated Total Liabilities, and less the sum of:

          (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus
                               ----

          (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

          Consolidated Total Assets.  All assets of the Borrower and its
          ------------ ----- ------
Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          Consolidated Total Funded Debt.  On any date, (a) all indebtedness of
          ------------ ----- ------ ----
the Borrower and/or its Subsidiaries for borrowed money (other than current trade liabilities and accruals incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of the Borrower and/or its Subsidiaries which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of the Borrower and/or its Subsidiaries under Capitalized Leases, (d) all obligations of the Borrower and/or its Subsidiaries in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of the Borrower and/or its Subsidiaries, (e) all indebtedness, obligations and liabilities (direct or indirect, contingent or otherwise), of the Borrower and/or its Subsidiaries arising under or pursuant to any payment or performance guaranty, and (f) all indebtedness of the Borrower and/or its Subsidiaries arising under or pursuant to any final judgment against the Borrower or any of its Subsidiaries.

          Consolidated Total Interest Expense.  For any period, the aggregate
          ------------ ----- -------- -------
amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, including any interest that is in respect of Capitalized Leases.

          Consolidated Total Liabilities.  All liabilities of the Borrower and
          ------------ ----- -----------
its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of the Borrower and its Subsidiaries, whether or not so classified.

          Conversion Request.  A notice given by the Borrower to the Agent of
          ---------- -------
the Borrower's election to convert or continue in accordance with (S)2.7.

          Credit Agreement.  This Revolving Credit Agreement, including the
          ------ ---------
Schedules and Exhibits hereto.

          Default.  See (S)11.1.
          -------

          Default Rate.  The Base Rate plus two percent (2%).
          ------- ----

          Dollars or $.  Dollars in lawful currency of the United States of
          -------    -
America.

          Domestic Lending Office.  Initially, the office of each Bank
          -------- ------- ------
designated as such in Schedule 1 hereto; thereafter, such other office of such
                      -------- -
Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

          Drawdown Date.  The date on which any Advance is made or is to be
          -------- ----
made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.7.

          Earnings Before Interest and Taxes. The consolidated earnings (or
          -------- ------ -------- --- -----
loss) from the operations of the Borrower and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles.

          Eligible Assignee.  Any of (a) a commercial bank organized under the
          -------- --------
laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a
                                    --------
branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other bank, insurance company, commercial finance company or other financial institution approved by the Agent, such approval not to be unreasonably withheld.

          Environmental Laws.  Any judgment, decree, order, law, license, rule
          ------------- ----
or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

          ERISA.  The Employee Retirement Income Security Act of 1974.
          -----

          ERISA Affiliate.  Any Person which is treated as a single employer
          ----- ---------
with the Borrower under (S)414 of the Code.

          ERISA Reportable Event.  A reportable event with respect to a
          ----- ---------- -----
Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Event of Default.  See (S)11.1.
          ----- -- -------

          Fixed Rate Advance.  Collectively, LIBOR Rate Loans, Competitive Bid
          ----- ---- -------
Advances and any continuation of LIBOR Rate Loans permitted by the terms hereof.

          Fixed Charge Ratio.  The ratio of (i) the sum of (A) Earnings Before
          ----- ------ -----
Interest and Taxes of the Borrower and its Subsidiaries plus (B) the aggregate
                                                        ----
amount of Rental Obligations to (ii) the sum of (A) Consolidated Total Interest Expense of the Borrower and its Subsidiaries plus (B) the aggregate amount of
                                             ----
Rental Obligations.

          Fleet.  Fleet National Bank, a national banking association, in its
          -----
individual capacity.

          Generally Accepted Accounting Principles or generally accepted
          --------- -------- ---------- ---------- -- --------- --------
accounting principles. (a) When used in (S)8, whether directly or indirectly
---------- ----------
through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of

"generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

          Guaranteed Pension Plan.  Any employee pension benefit plan within the
          ---------- ------- ----
meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Indebtedness.  All obligations, contingent and otherwise, that in
          ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) indebtedness arising under or in connection with any judgment; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; provided, that the definition of
                                                --------
Indebtedness set forth herein shall exclude (1) any required capital or equity contributions to any partnership or joint venture if and only if, such required capital contributions (A) will not be used exclusively by such partnership or joint venture to pay indebtedness for borrowed money of such partnership or joint venture and (B) are not required by any lender in connection with any lending relationship with such partnership or joint venture or the Borrower or
(2) in the case of acquisitions, made either prior or subsequent to the date hereof, that portion of the purchase price for all of the issued and outstanding capital stock of, or all of the assets of, any corporation that is calculated by reference to the future financial performance of such corporation or the Person acquiring such assets.

          Interest Payment Date.  (a) As to any Base Rate Loan, the last day of
          -------- ------- ----
the calendar quarter which includes the Drawdown Date thereof; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

          Interest Period. (a) With respect to each Revolving Credit Loan (i)
          -------- ------
initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calendar quarter; and (B) for any LIBOR Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating
                         --------
to Interest Periods are subject to the following:

          (1) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (2) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (3) if the Borrower shall fail to give notice as provided in (S)2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

          (4) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the corresponding calendar month; and

          (5) any Interest Period relating to any Revolving Credit Loan that would otherwise extend beyond the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date.

          (b) With respect to each Competitive Bid LIBOR Rate Advance, the period commencing on the Drawdown Date of such Competitive Bid LIBOR Rate Advance and ending not less than one month and not more than twelve months thereafter, as the Borrower may elect in accordance with (S)3 hereof; provided,
                                                                      --------
that, the Borrower may not choose any Interest Period with respect to any
----
Competitive Bid LIBOR Rate Advance which would end subsequent to the Revolving Credit Maturity Date.

          (c) With respect to each Competitive Bid Absolute Rate Advance, the period commencing on the Drawdown Date of such Competitive Bid Absolute

Rate Advance and ending not less than 7 days and not more than 360 days thereafter, as the Borrower may elect in accordance with (S)3 hereof; provided,
                                                                      --------
that, the Borrower may not choose any Interest Period with respect to any
----
Competitive Bid Absolute Rate Advance which would end subsequent to the Revolving Credit Maturity Date.

          Investments.  All expenditures made and all liabilities incurred
          -----------
(contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Invitation for Competitive Bid Quotes.  See (S)3.1(c).
          -------------------------------------

          LIBOR Business Day.  Any day on which commercial banks are open for
          ----- -------- ---
international business (including dealings in Dollar deposits) in London, England or such other interbank market as may be selected by the Majority Banks in their sole discretion acting in good faith.

          LIBOR Lending Office.  Initially, the office of each Bank designated
          ----- ------- ------
as such in Schedule 1 hereto; thereafter, such other office of such Bank, if
           -------- -
any, that shall be making or maintaining LIBOR Rate Loans.

          LIBOR Rate.  For any Interest Period with respect to a LIBOR Rate
          ----- ----
Loan, the rate of interest equal to the rate determined by the Agent at which Dollar deposits for the beginning of such Interest Period are offered based either on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period or, if such Telerate Page is unavailable for any reason whatsoever, on any other information reasonably available to the Agent.

          LIBOR Rate Applicable Margin.  With respect to any fiscal quarter of
          ----- ---- ---------- ------
the Borrower, the rate determined by the Agent after review of the Fixed Charge Ratio of the Borrower for the period of four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter, all as follows (provided that, during the period beginning on the Closing Date and ending on September 30, 1996, the LIBOR Rate Applicable Margin shall be .200%):

                                              LIBOR Rate
                                              ----------
           Fixed Charge Ratio             Applicable Margin
           ------------------             -----------------
Greater than or equal to 4.25:1.                 .200%

Less than 4.25:1.0 but greater than or
equal to 3.25:1.0                                .250%

Less than 3.25:1.0                               .300%

The Agent shall determine the LIBOR Rate Applicable Margin for each fiscal quarter on the sixtieth (60th) day following the last day of the immediately preceding fiscal quarter by reference to the financial statements delivered to the Banks by the Borrower with respect to such immediately preceding fiscal quarter.

          LIBOR Rate Auction.  A solicitation of Competitive Bid Quotes setting
          ----- ---- -------
forth Competitive Bid Margins base on the LIBOR Rate pursuant to (S)3.

          LIBOR Rate Loans.  Revolving Credit Loans and Competitive Bid Libor
          ----- ---- -----
Rate Advances bearing interest calculated by reference to the LIBOR Rate.

          LIBOR Reserve Rate.  For any day with respect to a LIBOR Rate Loan,
          ----- ------- ----
the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "LIBOR Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

          Loan Documents.  This Credit Agreement, the Notes and that certain
          ---- ---------
Letter Agreement of even date herewith between the Borrower and the Agent regarding the payment of agency and other fees that may be due and payable thereunder.

          Loan Request.  See (S)2.6.
          ---- -------

          Majority Banks.  As of any date, Banks whose aggregate Commitments
          -------- -----
constitute at least sixty-one percent (61%) of the Total Commitment; and if the Commitments have been terminated in accordance with the terms hereof, Banks holding at least sixty-one percent (61%) of the outstanding principal amount of the Notes on such date.

          Multiemployer Plan.  Any multiemployer plan within the meaning of
          ------------- ----
(S)3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          Medicare and Medicaid Laws.  Any and all portions of Title 42 of the
          -------- --- -------- ----
United State Code and Title 17 of the Connecticut General Statutes relating to the Medicare or Medicaid acts, and any and all rules and regulations established in connection therewith or pursuant thereto.

          Notes.  See (S)2.4.
          -----

          Note Record.  A Record with respect to a Note.
          -----------

          Obligations.  All indebtedness, obligations and liabilities of any of
          -----------
the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans or Competitive Bid Advances made or any of the Notes or other instruments at any time evidencing any thereof.

          Outstanding.  With respect to the Revolving Credit Loans and
          -----------
Competitive Bid Advances, the aggregate unpaid principal thereof as of any date of determination.

          PBGC.  The Pension Benefit Guaranty Corporation created by (S)4002 of
          ----
ERISA and any successor entity or entities having similar responsibilities.

          Permitted Liens.  Liens, security interests and other encumbrances
          --------- -----
permitted by (S)7.2.

          Person.  Any individual, corporation, limited liability company,
          ------
partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          Principal Subsidiaries.  Collectively, Value Rx, Inc., Value
          --------- ------------
Behavioral Health, Inc. and Value Health Sciences, Inc., each a Delaware corporation, and Community Care Network, a California domestic corporation.

          Real Estate.  All real property at any time owned or leased (as lessee
          ---- ------
or sublessee) by the Borrower or any of its Subsidiaries.

          Record.  The grid attached to a Note, or the continuation of such
          ------
grid, or any other similar record, including computer records, maintained by any

Bank with respect to any Revolving Credit Loans and Competitive Bid Advance referred to in such Note.

          Rental Obligations.  All present or future obligations of the Borrower
          ------ -----------
or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than obligations in respect of Capitalized Leases.

          Revolving Credit Maturity Date.  August 31, 2001; provided, that with
          --------- ------ -------- ----                    --------
the written consent of the Agent and each of the Banks (which may be withheld in their sole and absolute discretion) the Revolving Credit Maturity Date may be extended for additional periods of up to one year upon the request of the Borrower received no earlier than one hundred and twenty (120) days prior to the then current maturity date and no later than sixty (60) days prior to the then current maturity date.

          Revolving Credit Loans.  Revolving credit loans made or to be made by
          --------- ------ -----
the Banks to the Borrower pursuant to (S)2.

          Social Security Act.  42 U.S.C. (S)1396 et. seq.
          ------ -------- ---

          Subsidiary.  Any corporation, association, trust, or other business
          ----------
entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

          Total Commitment.  The sum of the Commitments of the Banks, as in
          ----- ----------
effect from time to time.

          Type.  As to any Revolving Credit Loan, its nature as a Base Rate Loan
          ----
or a LIBOR Rate Loan.

          Voting Stock.  Stock or similar interests, of any class or classes
          ------ -----
(however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

          (S)1.2.  Rules of Interpretation.
                   -----------------------

                   (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                   (b) The singular includes the plural and the plural includes the singular.

                   (c) A reference to any law includes any amendment or modification to such law.

                   (d) A reference to any Person includes its permitted successors and permitted assigns.

                   (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                   (f) The words "include", "includes" and "including" are not limiting.

                   (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Connecticut, have the meanings assigned to them therein.

                   (h) Reference to a particular "(S)" refers to that section of this Credit Agreement unless otherwise indicated.

                   (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

     (S)2.  THE REVOLVING CREDIT FACILITY.

            (S)2.1.  Commitment to Lend. Subject to the terms and conditions
                     ------------------
set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with (S)2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment provided that the sum of the outstanding amount of the Revolving
           --------
Credit Loans and the outstanding amount of all Competitive Bid Advances (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with
                                                     --- ----
each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in (S)9 and (S)10, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and (S)10, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

            (S)2.2.  Facility Fee. The Borrower agrees to pay to the Agent for
                     ------------
the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated on the basis of a 365/366 day year and at a a rate per annum equal to the Applicable Rate on the average daily Total
       --- -----
Commitment (whether used or unused) during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Maturity Date. The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

            (S)2.3. Voluntary Reduction of Total Commitment. The Borrower shall
                    ---------------------------------------
have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in
                                                                    --- ----
accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this (S)2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of the facility fee then accrued on the amount of the reduction in accordance with (S)2.2 hereof. No reduction or termination of the Commitments may be reinstated.

            (S)2.4. The Notes. The Revolving Credit Loans, together with the
                    ---------
Competitive Bid Advances, shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), dated as
                                      ------- -
of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to the Total Commitment or, if less, the outstanding amount of all Revolving Credit Loans and Competitive Bid Advances made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or Competitive Bid Advance or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the making of such Revolving Credit Loan or Competitive Bid Advance or at the time or receipt of any payment of principal on such Banks' Note, an appropriate notation on such Bank's Note Record reflecting the making of such Revolving Credit Loan or Competitive Bid Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans and Competitive Bid Advances set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such
----- -----
Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

            (S)2.5.  Interest on Revolving Credit Loans. Except as otherwise
                     ----------------------------------
provided in (S)4.11,

                     (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

                     (b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the LIBOR Rate determined for such Interest Period, plus the LIBOR Rate Applicable Margin.
                 ----

                     (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

            (S)2.6.  Requests for Revolving Credit Loans. The Borrower shall
                     -----------------------------------
give to the Agent written notice in the form of Exhibit B hereto (or telephonic
                                                ---------
notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving
                                             ---------
Credit Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a LIBOR Rate Loan shall be in a minimum aggregate amount of $5,000,000 or whole multiple of $1,000,000 in excess thereof and each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof.

            (S)2.7.  Conversion Options.
                     ------------------

                     (a) The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving
      --------
Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one
(1) Business Day's prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall
                                    --------
be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

                     (b) Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.7(a); provided that no LIBOR Rate Loan may
                                          --------
be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this (S)2.7 is scheduled to occur.

                     (c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Notwithstanding anything to the contrary contained herein, at no time shall there be, in the aggregate, more than eight
(8) different Interest Periods with respect to outstanding LIBOR Rate Loans.

            (S)2.8.  Funds for Revolving Credit Loan.
                     -------------------------------

                     (a) Not later than 1:00 p.m. (Hartford time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)(S)9 and 10 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                     (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's
                                  -----
Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction,
                                                      -----
the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such
         ----- -----
Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower within five (5) Business Days of the Agent's demand therefor, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

            (S)2.9.  Maturity. The Borrower promises to pay on the Revolving
                     --------
Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

            (S)2.10.  Mandatory Repayments of Revolving Credit Loans. If at any
                      ----------------------------------------------
time the sum of the outstanding amount of the Revolving Credit Loans and the Competitive Bid Advances exceeds the Total Commitment, then the Borrower shall immediately pay the amount of such excess to the Agent first for the respective accounts of the Banks for application to the Revolving Credit Loans and then the Competitive Bid Advances. Each such partial prepayment shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans or both, at the Agent's option. Each prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            (S)2.11.  Optional Repayments of Revolving Credit Loans. The
                      ---------------------------------------------
Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that if any full or partial prepayment of the
                    --------
outstanding amount of any LIBOR Rate Loans pursuant to this (S)2.11 is made on a day other than the last day of the Interest Period relating thereto, then the Borrower shall be obligated to pay any loss, cost or expense associated with the prepayment of LIBOR Rate Loans in accordance with (S)4.10 hereof. The Borrower shall give the Agent, no later than 10:00 a.m., Hartford time, at least two (2) Business Days' prior written notice of any proposed prepayment pursuant to this
(S)2.11 of Base Rate Loans, and three (3) LIBOR Business Days' notice of any proposed prepayment pursuant to this (S)2.11 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in a principal amount of (a) $500,000 or an integral multiple thereof with respect to Base Rate Loans and (b) $5,000,000 or an integral multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans, and each such prepayment shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans, at the Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

     (S)3.  COMPETITIVE BID ADVANCES.

            (S)3.1.  Competitive Bid Borrowings.
                     ----------- --- ----------

            (a)      The Competitive Bid Option.  In addition to the Revolving
                     --- --------------- ------
Credit Loans permitted to be made hereunder pursuant to (S)2 hereof, the Borrower may, pursuant to the terms of this (S)3, cause the Agent to request the Banks to make offers to fund Competitive Bid Advances to the Borrower from time to time prior to the Revolving Credit Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept such offers in the manner set forth in this (S)3.

            (b)     Competitive Bid Quote Request.  When the Borrower wishes to
                    --------------- ----- -------
request offers to make Competitive Bid Advances under this (S)3, it shall transmit to the Agent by telex or telecopier a Competitive Bid Quote Request substantially in the form of Exhibit C hereto (a "Competitive Bid Quote
                             ---------
Request") so as to be received no later than (X) 11:00 a.m. (Hartford time) on the 3rd LIBOR Business Day prior to the requested Drawdown Date, in the case of LIBOR Rate Auction or (Y) 11:00 a.m. (Hartford time) on the first Business Day prior to the requested Drawdown Date, in the case of an Absolute Rate Auction, specifying (i) the requested Drawdown Date (which must be a Business Day) and the amount of such Competitive Bid Advance (which must be a minimum of $5,000,000 or any greater integral multiple of $1,000,000), (ii) the Interest Period of such Competitive Bid Advance and (iii) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate. The Borrower may request offers to make Competitive Bid Revolving Credit Loans for more than one Interest Period in a single Competitive Bid Quote Request.

            (c)      Invitation for Competitive Bid Quotes.  Subsequent to
                     ---------- --- ----------- --- ------
receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex or telecopier an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D hereto (an "Invitation for Competitive Bid Quotes") not
            ---------
later tha n (X) in the case of a LIBOR Rate Auction, 2:00 p.m. (Hartford Time) on the third LIBOR Business Day preceding the requested Drawdown Date and (Y) in the case of an Absolute Rate Auction, not later than 2:00 p.m. (Hartford time) on the first Business Day prior to the requested Drawdown Date, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make Competitive Bid Advances to which such Competitive Bid Quote Request relates in accordance with this (S)3.

            (d)      Submission and Contents of Competitive Bid Quotes.
                     ---------- --- -------- -- ----------- --- ------

                     (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Advances in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or telecopier not later than (X) 12:00 p.m. (Hartford time) on the second LIBOR Business Day prior to the requested Drawdown Date, in the case of LIBOR Rate Auction or (Y) 12:00 p.m. (Hartford time) on the requested Drawdown Date in the case of an Absolute Rate Auction; provided, that,
                                                       --------  ----
Competitive Bid Quotes may be submitted by the Agent in its capacity as a Bank only if the Agent notifies the Borrower of the terms of the offer or offers contained therein not later than 11:30 a.m. (Hartford time) on the second LIBOR Business Day prior to the requested Drawdown Date, in the case of a LIBOR Rate Auction or 11:30 a.m. (Hartford time) on the requested Drawdown Date, in the case of an Absolute Rate Auction. Subject to the provisions of (S)(S)9 and 10 hereof, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.


               (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:
        ---------
                    (A)  the requested Drawdown Date,

                    (B) the principal amount of the Competitive Bid Advance for which each such offer is being made, which principal amount (X) may be greater than the Commitment of the quoting Bank but may not exceed an amount equal to the difference between the Total Commitment minus the aggregate outstanding principal amount of all Revolving Credit Loans and Competitive Bid Advances (after giving effect to all amounts requested), (Y) must be $5,000,000 or a larger multiple of $1,000,000 and (Z) may not exceed the principal amount of Competitive Bid Advances for which offers were requested,

                    (C) in the case of LIBOR Rate Auctions, the applicable LIBOR Rate and the margin above or below such applicable LIBOR Rate (the "Competitive Bid Margin") offered for each such Competitive Bid Advance, with such margins expressed as a percentage (rounded to the nearest 1/1000th of 1%) to be added to or subtracted from the LIBOR Rate,

                    (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/1000th of 1%) (the "Competitive Bid Absolute Rate") offered for each such Competitive Bid Advance, and

                    (E)  the identity of the quoting Bank.

               (ii) Any Competitive Bid Quote shall be disregarded if it:

                    (A)  is not substantially in the form of Exhibit E hereto or
                                                             ----------
               does not specify all of the information required by subsection
               (d)(ii);

                    (B)  contains qualifying, conditional or similar language;
               or

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes.

          (e)  Notice to Borrower.  Not later than (X) 1:00 p.m. (Hartford time)
               ------ -- --------
on the second LIBOR Business Day prior to the requested Drawdown Date, in the case of a LIBOR Rate Auction or (Y) 1:00 p.m. (Hartford time) on the requested Drawdown Date, in the case of an Absolute Rate Auction, the Agent shall notify the Borrower of the terms of any Competitive Bid Quote submitted by a Bank that is in accordance with the preceding subsection (d). The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Advances for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so, offered.

          (f)  Acceptance and Notice by Borrower.  Not later than (X) 2:00 p.m.
               ---------- --- ------ -- --------
(Hartford time) on the second LIBOR Business Day prior to a requested Drawdown Date, in the case of a LIBOR Rate Auction or (Y) 2:00 p.m. (Hartford time) on the requested Drawdown Date, in the case of an Absolute Rate Auction, the Borrower shall notify the Agent, and the Agent shall promptly notify the Banks, of the Borrower's acceptance or non-acceptance of the offers of which it was notified pursuant to the preceding subsection (e). In the case of an acceptance, such notice (a "Notice of Competitive Bid Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided
                                                                       --------
that:
----
               (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

               (ii) the principal amount of each Competitive Bid Advance must be $5,000,000 or a larger multiple of $1,000,000,

               (iii) acceptance of offers may only be made in the order of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, and

               (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) above or that otherwise fails to comply with the requirements of this Agreement.

          (g)  Allocation by Agent; Usage of Commitments.  If offers are made
               ---------- -- ------ ----- -- -----------
by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Advances in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Agent of the amounts of Competitive Bid Advances shall be conclusive in the absence of manifest error. Upon each occasion that a Competitive Bid Advance is made, and during the period for which such Competitive Bid Advance is outstanding, each Bank's Commitment shall be deemed automatically utilized by an amount equal to the amount of such Competitive Bid Advance multiplied by such Bank's Commitment Percentage, regardless of the extent to which such Bank makes such Competitive Bid Advance.

          (h)  Funding of Competitive Bid Advances.  If, on or prior to the
               ------- -- ----------- --- --------
Drawdown Date of any Competitive Bid Borrowing, the Total Commitment has not terminated in full and the applicable conditions of (S)(S)9 and 10 hereof are satisfied, the Bank or Banks whose offers the Borrower has accepted will fund each Competitive Bid Borrowing so accepted. The Bank or Banks will make such Competitive Bid Borrowings, by crediting the Agent, for further credit to the Borrower's specified account with the Agent, in immediately available funds not later than 3:00 p.m. (Hartford time) on such Drawdown Date. As soon as the Agent receives such funds, it will immediately credit them to the Borrower's specified account with the Agent.

       (S)3.2. Interest on Competitive Bid Advances. Each Competitive Bid LIBOR
               -------- -- --------------- ---------
Rate Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period plus the positive or negative
                                           ----
Competitive Bid Margin quoted by the Bank making such Advance in accordance with
(S)3.1(d)(ii)(C) hereof. Each Competitive Bid Absolute Rate Advance shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Advance in accordance with (S)3.1(d)(ii)(D). Such interest shall be payable for each Interest Period on the last day thereof or, if such Interest Period is longer than three months, every three months after the first day thereof and on the last day thereof.

       (S)3.3. Limits on Competitive Bid Advances. Notwithstanding any other
               ----------------------------------
provision herein to the contrary, at no time shall the aggregate principal amount of Competitive Bid Advances outstanding at any time exceed the Total Commitment minus the aggregate principal amount of Revolving Credit Loans
           -----
outstanding at such time.

       (S)3.4. Funding Losses. If after acceptance of any Competitive Bid Quote
               ---------------
pursuant to (S)3.1(f), the Borrower fails to borrow any Competitive Bid Advance so accepted on the date specified therefor, the Borrower shall indemnify the Bank funding such Advance against any loss or expense incurred by such Bank as a result of such failure, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such unborrowed Advance, including, without limitation compensation as provided in (S)4.10.

        (S)3.5. Repayment of Competitive Bid Advances. The principal of each
                -------------------------------------
Competitive Bid Advance shall become absolutely due and payable by the Borrower on the last day of the Interest Period relating thereto. Subject to the terms of this Agreement, the Borrower may reborrow any amounts so repaid.

        (S)3.6. No Prepayment of Competitive Bid Advances. The Borrower shall
                -----------------------------------------
not be permitted to prepay any Competitive Bid Advances.

  (S)4. CERTAIN GENERAL PROVISIONS.

        (S)4.1. Agent's Fee. The Borrower shall pay to the Agent annually in
                -----------
advance, for the Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Agent's fee in the amount set forth in the letter agreement of even date herewith between the Borrower and the Agent.

        (S)4.2. Other Fees. The Borrower agrees to pay to the Agent on the
                -----------
Closing Date the other fees in the amounts set forth in the letter agreement of even date herewith between the Borrower and the Agent.

        (S)4.3. Funds for Payments.
                ------------------

                (a) All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location that the Agent may from time to time designate, in each case in immediately available funds.

                (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

       (S)4.4. Computations. All computations of interest on the Revolving
               ------------
Credit Loans and the Competitive Bid Advances and of facility fees and other fees shall, unless otherwise expressly provided herein, be based on (a) a 360-day year with respect to Fixed Rate Advances and (b) a 365/366 day year with respect to Base Rate Loans, facility fees and other fees and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Fixed Rate Advances, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans and Competitive Bid Advances as reflected on the Note Records from time to time shall be considered correct and binding on the Borrower; provided, that within five (5) Business Days after
                         --------
receipt of any notice by the Borrower of such outstanding amount, the Borrower may notify the Agent or such Bank of its disagreement with such amount.

       (S)4.5. Inability to Determine LIBOR Rate. In the event prior to the
               ---------------------------------
commencement of any Interest Period relating to any LIBOR Rate Loan or any Competitive Bid LIBOR Rate Advance, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, the Agent shall forthwith give notice of such determination to the Borrower and the Banks (which shall be conclusive and binding on the Borrower and the Banks). In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans or Competitive Bid Quote Request with respect to Competitive Bid Advances shall be automatically withdrawn, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

       (S)4.6. Illegality. Notwithstanding any other provisions herein, if any
               ----------
present or future law, regulation, treaty or directive, or the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans or any Competitive Bid LIBOR Rate Advance, such Bank shall forthwith give notice of such circumstances to the Borrower, the Agent and the other Banks and thereupon (a) the commitment of such Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Bank's Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by applicable law. In addition, such Bank shall no longer be obligated to make any Competitive Bid LIBOR Rate Advance that it has offered to make. The Borrower hereby agrees promptly to pay the Agent for account of such Bank, upon demand by such Bank, any additional amounts that are reasonably necessary to compensate such Bank for any costs (but excluding loss of anticipated profits) incurred by such Bank in making any conversion in accordance with this
(S)4.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain Fixed Rate Advances hereunder.

       (S)4.7. Additional Costs, Etc. If any present or future applicable law,
               ---------------------
which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Agent or any Bank by any central bank or other fiscal, monetary or other governmental authority (whether or not having the force of law), shall:

               (a) subject any Bank or the Agent to any tax, levy, impost, duty charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Revolving Credit Loans or Competitive Bid Advances (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

               (b) materially change the basis of taxation (except for change in taxes on income or profits) of payments to any Bank or the Agent of the principal of or the interest on any Revolving Credit Loan or Competitive Bid Advance or any other amounts payable to the Agent or any Bank under this Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any LIBOR Rate Reserve, special deposits, other reserves, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

               (d) impose on the Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, such Bank's Commitment, the Revolving Credit Loans, the Competitive Bid Advances, or any class of loans or commitments of which any of the Revolving Credit Loans or Competitive Bid Advances forms a part, and the result of any of the foregoing is:

               (i) to increase the cost (excluding, however, any administration or bank overhead cost) to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or Competitive Bid Advances or such Bank's Commitment, or

               (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment or any of the Revolving Credit Loans or Competitive Bid Advances, or

               (iii) to require the Agent or such Bank to make any payment or to forego any interest or other sum payable hereunder the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to the Agent or such Bank such additional amounts as will be sufficient to compensate the Agent or such Bank for such additional cost, reduction, payment or foregone interest or other sum.

       (S)4.8. Capital Adequacy. If any present or future law, governmental
               ----------------
rule, regulation, policy, guideline or directive (whether or not having the force or law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the minimum amount of capital required to be maintained by any Bank or the Agent or any corporation controlling the Agent or such Bank and the Agent or such Bank determines that the minimum amount of capital required to be maintained by it is increased by or based upon the existence of such Bank's Commitment or the Revolving Credit Loans or Competitive Bid Advances, then the Agent or such Bank may notify the Borrower of such fact. To the extent that such Bank reasonably determines that the costs of such increased capital requirements are not reflected in the interest rates applicable to Revolving Credit Loans or the Competitive Bid Advances, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank or the Agent (as the case may be) in light of these circumstances. If the Borrower and such Bank or the Agent (as the case may be) are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the amounts payable hereunder shall increase by an amount that will, in the reasonable determination of such Bank or the Agent (as the case may be), provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

       (S)4.9. Certificate. A certificate setting forth any additional amounts
               -----------
amounts payable pursuant to (S)(S)4.7 or 4.8 and a reasonable explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

       (S)4.10. Indemnity. The Borrower agrees to indemnify each Bank and to
                ---------
hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on all or any portion of any Fixed Rate Advance as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain Fixed Rate Advance, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request or Notice of Competitive Bid Borrowing, (c) or conversion of any Fixed Rate Advance after the Borrower has given (or is deemed to have given) a request for conversion in accordance with (S)2.6 or (d) the making of any payment of all or any portion of any Fixed Rate Advance or the making of any conversion of all or any portion of such LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Fixed Rate Advances.

       (S)4.11. Interest After Default.
                ----------------------

          (a) Overdue (beyond any grace period) principal and (to the extent permitted by applicable law) interest on any Advance and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Default Rate until such amount shall be paid in full (after as well as before judgment).

          (b) During the continuance of an Event of Default, the outstanding principal amount of the Revolving Credit Loans and Competitive Bid Advances not overdue shall, until such Event or Default has been cured or remedied or such Event of Default has been waived by the Banks pursuant to (S)24, bear interest at a rate per annum equal to the Default Rate.

   (S)5.  REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants
          ------------------------------
to the Banks and the Agent as follows:

       (S)5.1.  Corporate Authority.
                -------------------

                (a)  Incorporation; Good Standing. Each of the Borrower and its
                     ----------------------------
Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

               (b)  Authorization.  The execution, delivery and performance of
                    -------------
this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

               (c)  Enforceability.  The execution and delivery of this Credit
                    --------------
Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

       (S)5.2. Governmental Approvals. The execution, delivery and performance
               ----------------------
by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

       (S)5.3. Title to Properties; Leases. Except as indicated on Schedule 5.3
               ---------------------------                         -------- ---
hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

       (S)5.4. Financial Statements. There has been furnished to each of the
               --------------------
Banks a consolidated balance sheet and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year ending December 31, 1995, certified by the Borrower's independent certified public accountants and an unaudited consolidated balance sheet and an unaudited consolidated statement of income of the Borrower and its Subsidiaries as at the Balance Sheet Date. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the periods reported therein. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto. In addition, the Borrower has furnished to the Banks financial statements in its Report on Form 10Q for the quarter ended March 31, 1996.

       (S)5.5. No Material Changes, Etc. Since the Balance Sheet Date there has
               -------------------------
occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries.

       (S)5.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower and
               -------------------------------------
its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

       (S)5.7. Litigation. Except as set forth in Schedule 5.7 hereto, there are
               ----------                         -------- ---
no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

       (S)5.8. No Materially Adverse Contracts, Etc. Except as set forth on
               -------------------------------------
Schedule 5.8, neither the Borrower nor any of its Subsidiaries is subject to any
-------- ---
charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

       (S)5.9.  Compliance with Other Instruments, Laws, Etc. Neither the
                ---------------------------------------------
Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule, regulation or law (including, without limitation, Environmental laws, Medicare and Medicaid Laws, the Social Security Act and ERISA), in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

       (S)5.10. Tax Status. The Borrower and its Subsidiaries (a) have made or
                ----------
filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

       (S)5.11. No Event of Default. No Default or Event of Default has
                -------------------
occurred and is continuing.

       (S)5.12. Holding Company and Investment Company Acts. Neither the
                -------------------------------------------
Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

       (S)5.13. Regulations U and X. The proceeds of the Revolving Credit Loans
                -------------------
and Competitive Bid Advances shall be used for working capital and general corporate purposes of the Borrower. No portion of any Advance is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

       (S)5.14. Subsidiaries, etc. The only Subsidiaries of the Borrower are set
                ------------------
forth on Schedule 5.14 attached hereto; provided, that if the Borrower shall
         -------- ----                  --------
acquire any additional Subsidiaries after the date hereof in accordance with the terms hereof, the Borrower shall provide the Agent and the Banks with an updated Schedule 5.14 concurrently with the delivery of the quarterly
           -------- ----
financial statements required by (S)6.4(b) hereof.

       (S)5.15. Medicare Qualifications. Except as set forth on Schedule 5.15
                -----------------------
hereto, neither the Borrower nor any of its Subsidiaries, has engaged in any activity in material violation of any law, statute, rule or regulation related to the delivery of health care or health care services or the payment for health care or health care services, including, but not limited to, 42 U.S.C. (S)1320a-7 et seq., 42 U.S.C. (S)1395 et seq., 42 U.S.C. (S)1396 et seq., 42 U.S.C.
(S)1307 et seq., 18 U.S.C. (S)286, 18 U.S.C. (S)287, 19 U.S.C. (S)666; or any
activity which could result in the exclusion of the Borrower or any of its Subsidiaries from any program promulgated or established under Medicare or Medicaid Laws.

       (S)5.16. Recoupment. Except as set forth on Schedule 5.16 attached
                ----------
hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the best knowledge of the Borrower after diligent inquiry and investigation, threatened against the Borrower or any of its Subsidiaries which seek the recoupment of any material portion of any payments previously received by the Borrower or any of its Subsidiaries pursuant to any law, statute, rule or regulation related to the delivery of health care or health care services, including without limitation, Medicare or Medicaid Laws.

   (S)6.  AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and
          -------------------------------------
agrees that, so long as any Revolving Credit Loan or Competitive Bid Advance or
Note is outstanding or any Bank has any obligation to make any Revolving Credit
Loan:

       (S)6.1. Punctual Payment. The Borrower will duly and punctually pay or
               ----------------
cause to be paid the principal and interest on the Revolving Credit Loan or Competitive Bid Advances, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

       (S)6.2. Maintenance of Office. The Borrower will maintain its chief
               ---------------------
executive office in Avon, Connecticut, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

       (S)6.3. Records and Accounts. The Borrower will (a) keep, and cause each
               --------------------
of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

       (S)6.4. Financial Statements, Certificates and Information. The Borrower
               --------------------------------------------------
will deliver to each of the Banks:

               (a) as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income, consolidated statement of cash flow, and consolidated statement of shareholders' equity for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by independent certified public accountants satisfactory to the Agent;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit F hereto and setting forth in reasonable detail computations
        ---------
evidencing compliance with the covenants contained in (S)8 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

               (d) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's public shareholders or filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange, including without limitation copies of all registration statements and Forms 10-K, 10-Q and 8-K, and amendments thereto; and

               (e) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Bank may reasonably request.

       (S)6.5. Notices.
               -------

               (a)  Defaults.  The Borrower will promptly notify the Agent and
                    --------
each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

               (b)  Notice of Litigation and Judgments.  The Borrower will, and
                    ----------------------------------
will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

       (S)6.6. Corporate Existence; Maintenance of Properties. The Borrower
               ----------------------------------------------
will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this (S)6.6 shall prevent the Borrower from
            --------
discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

       (S)6.7.  Insurance The Borrower will, and will cause each of its
                ---------
Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

       (S)6.8.  Taxes. The Borrower will, and will cause each of its
                -----
Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax,
                                                   --------
assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower
                                            -------- -------
and Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

       (S)6.9.  Inspection of Properties and Books, Etc. The Borrower shall
                ---------------------------------------
permit the Agent to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent may reasonably request.

       (S)6.10. Compliance with Laws, Contracts, Licenses, and Permits. The
                ------------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, Medicare and Medicaid Laws, the Social Security Act and ERISA, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

          (S)6.11. Use of Proceeds. The Borrower will use the proceeds of the
                   ---------------
Revolving Credit Loans and Competitive Bid Advances solely for working capital and general corporate purposes (including, without limitation, permitted acquisitions and stock repurchase arrangements).

          (S)6.12. Further Assurances. The Borrower will, and will cause each
                   ------------------
of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

   (S)7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and
          ------------------------------------------
agrees that, so long as any Revolving Credit Loan or Competitive Bid Advance or
Note is outstanding or any Bank has any obligation to make any Revolving Credit
Loan:

       (S)7.1.     Restrictions on Indebtedness. The Borrower will not permit
                   ----------------------------
any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                   (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                   (b) current liabilities of such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or
(ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                   (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)6.8;

                   (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                   (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                   (f) Indebtedness existing on the date hereof and listed and described on Schedule 7.1 hereto;
             -------- ---

               (g) Indebtedness owed to the Borrower by a Subsidiary of the Borrower and existing on the Closing Date;

               (h) obligations under Capitalized Leases not exceeding five percent (5%) of the Consolidated Tangible Net Worth of the Borrower in the aggregate amount at any time outstanding; and

               (i) other Indebtedness not described above in an aggregate amount not in excess of $5,000,000 at any time.

       (S)7.2. Restrictions on Liens. The Borrower will not, and will not
               ---------------------
permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or such Subsidiary from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)7.1(d);

                  (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (vii)  liens existing on the date hereof and listed on

     Schedule   7.2 hereto; and
     --------   ---

                  (viii) liens (in addition to liens excepted by clauses (i) through (vii) above) on its properties and assets so long as the fair value of such assets (as reasonably determined by the Agent) does not exceed, in the aggregate, ten percent (10%) of the Consolidated Tangible Net Worth of the Borrower at any time.

       (S)7.3. Restrictions on Investments. The Borrower will not, and will not
               ---------------------------
permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America and its agencies that mature within five (5) years from the date of purchase by the Borrower;

               (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

               (d)  Investments existing on the date hereof and listed on
Schedule 7.3 hereto;
-------- ---

               (e)  Investments with respect to Indebtedness permitted by
(S)7.1(g);

               (f)  Investments by the Borrower in Subsidiaries;

               (g) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $3,000,000 in the aggregate at any time outstanding;

               (h) Obligations of a State, Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or of the District of Columbia, the interest on which is exempt from federal income taxation under Section 103(a)(1) of the Internal Revenue Code of 1986, as amended, which at the time of purchase have been rated "M1G1", if rated by Moody's Investor Services, Inc. and not less than "A-1" or "SP-1", if rated by Standard and Poor's and which mature within one year from the date of issue;

               (i) Repurchase agreements secured by any one or more of the Investments in which the Company is permitted to invest in pursuant to this
(S)7.3(a), (b) and (c);

               (j) Corporate and mortgage-backed securities having a maturity of not more than five years and which at the time of purchase have been rated, and the ratings for which are not less than "A" if rated by Standard and Poor's or its equivalent if rated by any other rating agency;

               (k) Investments in joint ventures, partnerships and corporations that are engaged in the health care, health insurance and health care information technology industries; and

               (l) Investments in any mutual or other similar fund which invests exclusively in any of the Investments described above in (S)7.3.

       (S)7.4. Merger, Consolidation and Disposition of Assets.
               -----------------------------------------------

               (a) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than, in each case as long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) the acquisition of assets in the ordinary course of business consistent with past practices, (ii) any asset acquisition or stock acquisition not in the ordinary course of business as long as such assets are acquired in connection with the Borrower's healthcare or health insurance businesses, (iii) Investments described in (S)7.3 above, (iv) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or (v) the merger or consolidation of any corporation engaged in the healthcare or health insurance industries with and into the Borrower and the Borrower is the surviving entity of such merger or consolidation or (vi) the merger or consolidation of two or more Subsidiaries of the Borrower, provided,
                                                                     --------
that, if a merger or consolidation occurs between a Subsidiary which is
----
partially owned by the Borrower and a Subsidiary which is wholly owned by the Borrower, the wholly owned subsidiary shall be the surviving entity.

               (b) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (i) the disposition of obsolete or worn-out assets in the ordinary course of business, consistent with past practices and (ii) the disposition of assets having a fair value (as reasonably determined by the Agent) not in excess of twenty-five percent (25%) of the Consolidated Tangible Net Worth of the Borrower at any time after the date hereof.

       (S)7.5. Sale and Leaseback. The Borrower will not, and will not permit
               ------------------
any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

       (S)7.6. Compliance with Medicare and Medicaid Laws; Social Security Act.
               ---------------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, engage in any activity in material violation of any law or regulation related to the delivery of health care or health care services or the payment for health care services, including, but not limited to, 42 U.S.C. (S)1320a-7 et seq., 42 U.S.C.
(S)1395 et seq., 42 U.S.C. (S)1396 et seq., 42 U.S.C. (S)1307 et seq., 42 U.S.C.
(S)1902 et seq., 18 U.S.C. (S)286, 18 U.S.C. (S)287, 18 U.S.C. (S)666, Title 17
of the Connecticut General Statutes, as amended; or which could result in the exclusion of the Borrower from any program promulgated or established under any Medicare or Medicaid Laws or the Social Security Act or the exclusion of the Borrower or any of its Subsidiaries from receiving provider payments pursuant to any Medicare or Medicaid Laws or the Social Security Act.

       (S)7.7. No Restrictions on Pledge. The Borrower will not agree with any
               -------------------------
third party to limit, prohibit or restrict in any way the ability or right of the Borrower or any of its Subsidiaries to grant to the Agent on behalf of the Banks liens on or security interests in any of their respective properties and assets.

   (S)8.  FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees
          -----------------------------------
that, so long as any Revolving Credit Loan or Competitive Bid Advance or Note is outstanding or any Bank has any obligation to make any Revolving Credit Loan;

       (S)8.1. Fixed Charge Ratio. The Borrower will not permit the Fixed
               ------------------
Charge Ratio of the Borrower and its Subsidiaries to be less than 2.5:1.0 for any period consisting of four consecutive fiscal quarters of the Borrower ending on or after September 30, 1996.

       (S)8.2. Consolidated Debt Ratio. The Borrower will not permit the ratio
               -----------------------
of Consolidated Total Funded Debt of the Borrower and its Subsidiaries to Consolidated Operating Cash Flow of the Borrower and its Subsidiaries to exceed 2.0:1.0 for any period consisting of four consecutive fiscal quarters of the Borrower ending on or after September 30, 1996.

       (S)8.3. Consolidated Shareholders' Equity. The Borrower will not permit
               ---------------------------------
its Consolidated Shareholders' Equity to be less at any time than the sum of (a) $500,000,000, plus (b) on a cumulative basis, twenty-five percent (25%) of positive Consolidated Net Income for each fiscal year of the Borrower ending on or after the date hereof.

   (S)9.  CLOSING CONDITIONS. The obligations of the Banks to make the initial
          ------------------
Revolving Credit Loans and Competitive Bid Advances shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing
Date:

       (S)9.1. Loan Documents. Each of the Loan Documents shall have been duly
               ---------------
executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

       (S)9.2. Certified Copies of Charter Documents. Each of the Banks shall
               -------------------------------------
have received from the Borrower and each of its Principal Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

       (S)9.3. Corporate, Action. All corporate action necessary for the valid
               -----------------
execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

       (S)9.4.  Incumbency Certificate. Each of the Banks shall have received
                ----------------------
from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests, Competitive Bid Quote Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

          (S)9.5. Financial Condition. The Banks shall be satisfied that the
                  -------------------
financial information previously delivered to them fairly presents the business and financial condition of the Borrower and its Subsidiaries as at the close of business on the Balance Sheet Date and the results of operations for the periods covered by such information, and that there has been no material adverse change in the business, assets or financial condition of the Borrower and/or its Subsidiaries since such date.

          (S)9.6. Regulatory Approvals. The Agent shall have received all
                  --------------------
necessary regulatory approvals and evidence of compliance with all state and Federal laws, including but not limited to Regulation U, and state and Federal securities laws, applicable to any of the parties to the transactions.

          (S)9.7. Opinion of Counsel. Each of the Banks and the Agent shall have
                  ------------------
received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Paul Finigan, general counsel to the Borrower and its Subsidiaries.

          (S)9.8. Payment of Fees. The Borrower shall have paid to the Agent the
                  ---------------
fees required pursuant to (S)(S)4.1 and 4.2.

     (S)10. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make
            ----------------------------
any Revolving Credit Loan or Competitive Bid Advance, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

          (S)10.1. Representations True; No Event of Default. Each of the
                   -----------------------------------------
representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Advance with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

          (S)10.2. Proceedings and Documents. All proceedings in connection with
                   -------------------------
the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     (S)11.  EVENTS OF DEFAULT; ACCELERATION; ETC.

          (S)11.1. Events of Default and Acceleration. If any of the following
                   ----------------------------------
events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                   (a) the Borrower shall fail to pay within five (5) Business Days of the date when due any principal of any Revolving Credit Loan or Competitive Bid Advance when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                   (b) the Borrower or any of its Subsidiaries shall fail to pay, within five (5) Business Days of the applicable due date, any interest on any Revolving Credit Loan or Competitive Bid Advance, the facility fee, the Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                   (c) the Borrower shall fail to comply with any of its covenants contained in (S)(S)7.3, 7.4, 7.5, 7.7 or 8;

                   (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)11.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Agent;

                   (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                   (e) the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received in excess of $5,000,000 in the aggregate outstanding and/or in respect of any Capitalized Leases or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received in excess of $5,000,000 in the aggregate outstanding and/or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                   (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not be dismissed within sixty (60) days of the filing thereof;

                   (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                   (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000; or

                   (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $5,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in
          --------
(S)(S)11.1(g) or 11.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

          (S)11.2.  Termination of Commitments. If any one or more of the Events
                    --------------------------
of Default specified in (S)11.1(g) or (S)11.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and Competitive Bid Advances to the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Credit Loans and Competitive Bid Advances. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

          (S)11.3. Remedies. In case any one or more of the Events of Default
                   --------
shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Revolving Credit Loans and Competitive Bid Advances pursuant to (S)11.1, each Bank, if owed any amount with respect to the Revolving Credit Loans and Competitive Bid Advances, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount
                     -- -----
shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     (S)12. SETOFF. Regardless of the adequacy of any collateral, during the
            ------
continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro
                                                                        ---
tanto assignment of claims, subrogation or otherwise as shall result in each
-----
Bank receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit Agreement; provided that so long as no Event of
                                       --------
Default has occurred and is continuing, any voluntary payment with respect to the Revolving Credit Loans shall be applied ratably only to the Revolving Credit Loans and any voluntary payment with respect to a Competitive Bid Advance shall be applied only to the respective Competitive Bid Advance, and provided,
                                                               --------
further, if all or any part of such excess payment is thereafter recovered from
-------
such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

     (S)13. THE AGENT.
            ---------

            (S)13.1. Authorization. The Agent is authorized to take such action
                     -------------
on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or
--------
therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

          (S)13.2. Employees and Agents. The Agent may exercise its powers and
                   --------------------
execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

          (S)13.3. No Liability. Neither the Agent nor any of its shareholders,
                   ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

          (S)13.4. No Representations. The Agent shall not be responsible for
                   ------------------
the execution or validity or enforceability of this Credit Agreement, the Notes or any of the other Loan Documents or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          (S)13.5. Payments.
                   --------

                   (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the
       --- ----
Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                   (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. Pending such adjudication, the amount received shall be segregated and held in an interest bearing account maintained with the Agent for the benefit of the Banks. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                   (c) Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails
(i) to make available to the Agent its pro rata share of any Revolving Credit
                                       --- ----
Loan or (ii) to comply with the provisions of (S)12 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro
                                                                          ---
rata share of such payments due and payable to all of the Banks with respect to
----
Revolving Credit Loans, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro
                                                                           ---
rata shares of all outstanding Revolving Credit Loans. The Delinquent Bank
----
hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding
                                        --- ----
Revolving Credit Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Revolving Credit Loans
                      --- ----
have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

          (S)13.6. Holders of Notes. The Agent may deem and treat the payee of
                   ----------------
any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          (S)13.7. Indemnity. The Banks ratably agree (in accordance with their
                   ---------
respective Commitment Percentages) hereby to indemnify and hold harmless the Agent from and against any and all (a) reasonable legal, consulting, accounting, appraisal, investment banking and similar professional fees and charges incurred by the Agent in connection with this Credit Agreement, the Notes, any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder and (b) losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by (S)14), and liabilities of every nature and character arising out of or related to any claims, actions or suits (whether groundless or otherwise) involving this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by, or incurred in connection with, the Agent's willful misconduct or gross negligence.

          (S)13.8. Agent as Bank. In its individual capacity, Fleet shall have
                   -------------
the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans and Competitive Bid Advances made by it, and as the holder of any of the Notes, as it would have were it not also the Agent.

          (S)13.9. Resignation. The Agent may resign at any time by giving sixty
                   -----------
(60) days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          (S)13.10. Notification of Defaults and Events of Default. Each Bank
                    ----------------------------------------------
hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof; provided, that no Bank will
                                                     --------
incur any liability as a result of its failure to comply with the terms of this
(S)13.10. The Agent hereby agrees that upon receipt of any notice under this
(S)13.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

          (S)13.11. Duties in the Case of Enforcement. In case one of more
                    ---------------------------------
Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Loan Documents and exercise all or any such other legal and equitable and other rights or remedies as it may have. The Majority Banks may direct the Agent in writing as to the method and the extent of any such enforcement proceedings, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

          (S)13.12. Co-Agent. The parties hereto agree that the Co-Agent does
                    --------
not have any special rights or powers under this Agreement but is entitled, in its capacity as Co-Agent hereunder, to the same protections afforded to the Agent under this Section 13.

     (S)14. EXPENSES. The Borrower agrees to pay the fees, expenses,
            --------
disbursements and out-of-pocket expenses of the Agent (including, without limitation, reasonable legal and syndication expenses) incurred by the Agent in connection with the preparation, administration, amendment, modification or interpretation of the Loan Documents and other instruments mentioned herein; provided, that such legal expenses incurred in connection with the preparation of the Loan Documents shall not exceed $10,000 plus disbursements through the Closing Date and all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, any fees and expenses incurred by the Agent or any Bank following the commencement by the Borrower or any of its Subsidiaries of any bankruptcy or insolvency proceedings). The covenants of this (S)14 shall survive payment or satisfaction of all other Obligations.

     (S)15. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Competitive Bid Advances, (b) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this (S)15 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this (S)15 shall survive payment or satisfaction in full of all other Obligations.

     (S)16. SURVIVAL OF COVENANTS, ETC. All covenants, agreements,
            ---------------------------
representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Credit Loans or Competitive Bid Advances, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Credit Loans or Competitive Bid Advances, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

     (S)17.  ASSIGNMENT AND PARTICIPATION.
             ----------------------------

          (S)17.1. Conditions to Assignment by Banks. Except as provided herein,
                   ---------------------------------
each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans and Competitive Bid Advances the time owing to it and the Notes held by it); provided that the Agent and the Borrower shall have given
                       --------
their prior written consent to such assignment, which consent will not be unreasonably withheld, provided, that, no consent of the Borrower shall be
                       --------  ----
required in connection with an assignment to an Affiliate of any Bank or to the Federal Reserve Bank, each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Credit Agreement, each assignment shall be in an amount that is a whole multiple of $5,000,000, and the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit G
                                                                     ---------
hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (S)17.3, be released from its obligations under this Credit Agreement. In connection with any such assignment, the Agent shall have the power and authority to amend Schedule 1 hereto to reflect changes in the Commitments, the
                   -------- -
Commitment Percentages, the Domestic Lending Offices and such other changes that the Agent deems to be necessary in order to effectuate such assignments.

          (S)17.2.  Certain Representations and Warranties; Limitations;
                    ----------------------------------------------------
Covenants. By executing and delivering an Assignment and Acceptance, the parties
---------
to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage; the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)5.4 and (S)6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; such assignee will, independently and without reliance upon the assigning Bank, the

Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; such assignee represents and warrants that it is an Eligible Assignee; such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank; and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

          (S)17.3. Register. The Agent shall maintain a copy of each Assignment
                   --------
and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.00.

          (S)17.4. New Notes. Upon its receipt of an Assignment and Acceptance
                   ---------
executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

          (S)17.5. Participations. Each Bank may sell participations to one or
                   --------------
more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents;

provided that (a) each such participation shall be in an amount of not less than
--------
$5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant or reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

          (S)17.6. Disclosure. The Borrower agrees that in addition to
                   ----------
disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees
           --------
or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

          (S)17.7. Assignee or Participant Affiliated with the Borrower. If any
                   ----------------------------------------------------
assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)11.1 or (S)11.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Revolving Credit Loans or Competitive Bid Advances. If any Bank sells a participating interest in any of the Revolving Credit Loans or Competitive Bid Advances to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)11.1 or (S)11.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Revolving Credit Loans and the Competitive Bid Advances to the extent of such participation.

            (S)17.8. Miscellaneous Assignment Provisions. Any assigning Bank
                     -----------------------------------
shall retain its rights to be indemnified pursuant to (S)15 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)17 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C.
(S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

            (S)17.9. Assignment by Borrower. The Borrower shall not assign or
                     ----------------------
transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

     (S)18. NOTICES, ETC. Except as otherwise expressly provided in this Credit
            ------------
Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                   (a) if to the Borrower, at Value Health, Inc. 22 Waterville Road, Avon, Connecticut 06001, Attention: David M. Wurzer, Senior Vice President and Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                   (b) if to the Agent, at 777 Main Street, Hartford, Connecticut 06115, Attention: Paul Veiga, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                   (c) if to any Bank, at such Bank's address set forth on
Schedule 1 hereto, or such other address for notice as such Bank shall have last
-------- -
furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     (S)19. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE
            -------------
SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)18. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

     (S)20. HEADINGS. The captions in this Credit Agreement are for convenience
            --------
of reference only and shall not define or limit the provisions hereof.

     (S)21. COUNTERPARTS. This Credit Agreement and any amendment hereof may be
            ------------
executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     (S)22. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents
            ----------------------
executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)24.

     (S)23. WAIVER OF JURY TRIAL. Each party hereto hereby waives its right to a
            --------------------
jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the other parties hereto have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

     (S)24. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required
            -----------------------------------
or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to (S)4.11(b) following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Notes (specifically, including, but not limited to, extensions of maturities and terms for payment), the amount of the Commitments of any of the Banks (other than with respect to assignments permitted by the terms hereof), and the amount of commitment fee hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee and the arrangement fee payable for the Agent's account and (S)13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     (S)25. COMMERCIAL TRANSACTION; PREJUDGMENT REMEDY WAIVER(S). THE BORROWER
            ----------------------------------------------------
REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE AGENT OR THE BANKS MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT THE AGENT'S ATTORNEY AND/OR THE BANKS' ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT. (S)52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT

ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE AGENT AND THE BANKS ACKNOWLEDGE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     (S)26. SEVERABILITY. The provisions of this Credit Agreement are severable
            ------------
and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              VALUE HEALTH, INC.


                              By:_________________________________
                                 Its

                              FLEET NATIONAL BANK,
                              individually and as Agent


                              By:_________________________________
                                 Paul Veiga
                                 Its Vice President


                              FIRST UNION NATIONAL BANK OF NORTH CAROLINA, individually and as Co-Agent


                              By:______________________________
                                 Its

                              BANK OF AMERICA, NATIONAL TRUST AND SAVINGS
                              ASSOCIATION


                              By:________________________________
                                 Its:

                              UNION BANK OF CALIFORNIA, N.A.


                              By:_______________________________
                                 Its


                              THE CHASE MANHATTAN BANK


                              By:______________________________
                                 Its

                                   SCHEDULE 1
                                   -------- -
                                       TO
                                       --
                           REVOLVING CREDIT AGREEMENT
                           --------- ------ ---------


====================================================================
                  BANK                    COMMITMENT    COMMITMENT
                                          PERCENTAGE
--------------------------------------------------------------------

Fleet Bank                                  28.57142%  $ 40,000,000
777 Main Street
Hartford, Connecticut 06103
Attn:  Paul Veiga,
       Vice President
Telephone: (203) 986-4426
Telecopy:  (203) 986-9378
--------------------------------------------------------------------
First Union National Bank of North          21.42857%  $ 30,000,000
Carolina
301 South College Street
Charlotte, North Carolina 28288-0735
Attn:  Mr. David Grams,
Vice President
Telephone:  (704) 383-6249
Telecopy:     (704) 383-9144
--------------------------------------------------------------------
The Chase Manhattan Bank                    14.28571%  $ 20,000,000
999 Broad Street
Bridgeport, Connecticut 06604
Attn: George Burton,
Vice President
Telephone:  (203) 368-5273
Telecopy:   (203) 382-5361
====================================================================
Union Bank of California                    17.85715%  $ 25,000,000
550 South Hope Street, 3rd Flr
Los Angeles, California 90071
Attention:  Albert Kelley
Tele phone:  (213) 243-3505
Telecopy:   (213) 243-3552
===================================================================
Bank of America                             17.85715%  $ 25,000,000
Corporate Banking Group
555 South Flower St., 11th Fl
Los Angeles, California 90071
Attention:  Susan Wegleitner,
Managing Director
Telephone:  (213) 228-2950
Telecopy:   (213) 228-2756
===================================================================
TOTAL COMMITMENT                                 100%  $140,000,000
===================================================================


                                  Schedule 5.3
                                  -------- ---

                                 Not Applicable

                           Schedule 5.7 - Litigation
                           -------------------------

As described more fully in Value Health Inc.'s Form 10-K for the fiscal year ended December 31, 1995 and Form 10-Q for the quarter ended June 30, 1996, and Diagnostek's Form 10-K for the fiscal year ended March 31, 1995 and Form 10-Q for the quarter ended June 30 1995, the following is a list of material litigation.

July 11, 1994 shareholder class action against Diagnostek, Inc. and certain of its officers and directors, as amended December 30, 1994 and April 11, 1995.

September 22, 1995

Stockholder class actions against Value Health, Inc. and certain of its officers and directors and the former chief executive officer of Diagnostek, Inc.

15 Commitments and Contingencies

On September 22, 1995, a purported class action lawsuit, Freedman v. Value
                                                         -----------------
Health, Inc., et al., was filed in the United States District Court for the
--------------------
District of Connecticut against the Company and certain of its senior officers, and the former chief executive officer of Diagnostek. In February, 1996, counsel for the plaintiffs filed an amended complaint consolidating the two cases, which alleges among other things, that the Proxy Statement-Prospectus jointly issued by the Company and Diagnostek on June 27, 1995, contained statements that were false or misleading in violation of the federal securities laws. The Company denies the allegations in the complaints, and intends to defend the suits vigorously. Any potential losses cannot be estimated at this time.

In Bash, et al. v. Diagnostek, et al., a suit filed in federal court in New
   ----------------------------------
Mexico in 1994 against Diagnostek and certain of its former senior officers, more fully described in Diagnostek's Form 10-K for the fiscal year ending March 31, 1995, the plaintiffs filed a motion on September 22, 1995 seeking leave to file an amended complaint that would add claims similar to those made in the Freedman and Balkheimer suits described above, and would add the Company and
--------     ----------
certain of its senior officers as defendants. Following the denial of the plaintiffs' motion, in January, 1996, the plaintiffs initiated a second action in federal court in New Mexico, asserting claims similar to those alleged in Freedman and Balkheimer. The Company denies these allegations and intends to
--------     ----------
defend them vigorously.  Any potential losses cannot be estimated at this time.

The Company is involved in other litigation arising in the normal course of business. The Company believes that the resolution of these matters will not result in any payment that, in the aggregate, would be material to the financial position or results of operations or cash flows of the Company.

On July 11, 1994, a purported shareholder class action was filed in the United States District Court for the District of New Mexico against Diagnostek, its Chairman and Chief Executive Officer; General Counsel, Secretary and Director; President; and a Vice President. The plaintiffs have named two class representatives: Irwin Bash (allegedly owning 200 shares of Diagnostek Common Stock) and Leykin, Hyman and Bash Associates (allegedly owning 1,000 shares of Diagnostek Common Stock).

On July 7, 1994, Diagnostek announced that it had agreed with CIGNA that Diagnostek's pharmacy service contracts in support of the CIGNA managed health care plans in New Mexico and Arizona would be terminated. The agreement was reached after Diagnostek received correspondence dated June 30, 1994 from CIGNA giving notice of termination of the CIGNA contracts. The notice of termination stated that the contracts were being terminated because of certain instances of inappropriate purchases by Diagnostek of drugs (under the CIGNA contracts) from three manufacturers, which were ultimately used for other Diagnostek customers. These contracts, which had been awarded to Diagnostek during 1991 and 1992, had originally been scheduled to expire at various times commencing in July 1995. Diagnostek's revenues from the CIGNA contracts for the fiscal year ended March 31, 1994 were $80.7 million.

In their original Complaint, the plaintiffs have alleged that the named defendants pursued a "scheme and course of conduct" to inflate Diagnostek's reported earnings through the concealment of specific facts underlying the termination of the CIGNA contracts. On December 30, 1994, the plaintiffs filed their First Amended Complaint which set forth additional alleged facts in support of the claims in the original Complaint. The defendants in their Answer to Plaintiffs' First Amended Complaint asserted that they had taken appropriate remedial steps to rectify the situation, believed in good faith that the matter would be resolved and did not foresee that the contract would be terminated since at no time during the period that Diagnostek was effecting remedial steps did CIGNA communicate its intention to terminate the contracts. The defendants have raised in their Answer the general defenses that they did not at any time, deceive, manipulate or defraud the plaintiffs or any other person regarding the CIGNA contract and that all disclosures required by law pertaining to these contracts were made at all appropriate times by the defendants. The defendants have also asserted, among other things, that the plaintiffs did not rely upon any statement, act or omission of the defendants in purchasing Diagnostek Common Stock, and that any changes in the market price of Diagnostek Common Stock were due to factors other than the misrepresentations allegedly made by the defendants.

On April 11, 1995, the plaintiffs filed a Second Amended Complaint alleging that the defendants made further misrepresentations in a press release and certain filings with the SEC regarding the anticipated annual revenues to be received in connection with a Department of Defense CHAMPUS contract awarded in July 1994. The Second Amended Complaint also extended the requested class period from July 6, 1994 to March 24, 1995.

The Second Amended Complaint asserts that the defendants violated federal securities laws (including Section 10(b) of the Securities Exchange Act of 1934, as amended and Rule 10(b)(5) promulgated thereunder, and prohibitions on insider trading), and that the defendants' actions constitute common law fraud and/or negligent misrepresentation. The plaintiffs seek monetary damages for the losses suffered as a result of the alleged misrepresentations, disgorgement of alleged insider trading profits and an award of costs and expenses incurred in the filing of their actions, including attorneys' fees, accountants' fees and experts' fees.

On May 18, 1995, the defendants filed a Motion to Dismiss Plaintiffs' Second Amended Complaint asserting that the plaintiffs' allegations regarding the CHAMPUS contract are wholly speculative, without a factual basis and that the additional claims were filed purely for harassment purposes. In the event that the defendants' Motion to Dismiss Plaintiffs' Second Amended Complaint is not successful, the defendants expect to file an Answer raising the same general defenses that were raised in response to the First Amended Complaint

On May 26, 1995, the plaintiffs filed a motion seeking certification of a class consisting of all persons who purchased or otherwise acquired Diagnostek Common Stock during the period from April 28, 1994 through March 24, 1995, but excluding defendants and certain others associated with defendants. Defendants are seeking discovery in order to determine whether to oppose the motion for class certification.

Diagnostek has denied any liability and is vigorously defending the litigation. Diagnostek has not established a reserve with respect to such litigation. There can be no assurance that the outcome of this litigation will not have a materially adverse effect on the Company.

Promptly after the announcement of the execution of the Merger Agreement, 11 stockholder class action lawsuits were filed in the Court of Chancery in the State of Delaware against Diagnostek and its directors asserting that the value of the consideration to be received by Diagnostek stockholders is unfair and grossly inadequate and that the directors of Diagnostek breached their fiduciary duties to Diagnostek stockholders by failing to take steps to maximize stockholder value. The suits seek, among other things, to enjoin the Merger, to compel the directors of Diagnostek to reconsider the Exchange Ratio and to recover unspecified damages. Diagnostek and the individual defendants intend to vigorously defend these claims based upon their belief that the actions of Diagnostek and its directors in connection with the Merger Agreement were appropriately taken under applicable law and that the Merger is fair to and in the best interest of Diagnostek's stockholders. VHI has been named as a defendant in certain of these actions for allegedly aiding and abetting in the alleged breaches of fiduciary duty by the Diagnostek directors. The plaintiffs have served a document production request upon the defendants, to which the defendants will respond. Diagnostek has filed an Answer denying the principal allegations of the Complaint. As of June 5, 1995, no further action has been taken by either the plaintiffs or the defendants, although counsel representing the plaintiff have suggested that the actions be consolidated and captioned "In
                                                                             --
Re: Diagnostek, Inc. Shareholders Litigation".
--------------------------------------------

In addition, the Commission is conducting a formal investigation into the adequacy of Diagnostek's financial disclosures, books and records, and internal accounting controls, particularly with respect to Diagnostek's financial statements for the quarter ended June 30, 1992, the fiscal year ended March 31, 1992, and the fiscal year ended March 31,1990. Diagnostek has cooperated fully in connection with this investigation. At this time, Diagnostek is unable to assess what the outcome of this investigation will be.

Diagnostek and its subsidiaries are subject to various claims and lawsuits in the ordinary business, none of which is material.

                        Schedule 5.8 - Adverse Contracts
                        --------------------------------

As more fully described in Value Health Inc.'s 1995 Annual Report, the Company recorded $46.6 million in 1995 for all loss contracts. As of June 30, 1996, the accrual for all loss contracts was $18.3 million.

3 Loss Contracts

At December 31, 1995 the Company has accrued $30.4 million for all loss contracts. During 1995, $34.0 million of expense was recognized in the third quarter and $12.6 million of expense was recognized in the first quarter. The Company evaluates the adequacy of this accrual on an ongoing basis.

On February 1, 1995, Diagnostek's HPI subsidiary began penforming under a contract with the State of New Jersey to provide unit dose medications to the state's hospital system. The Company has estimated that it will incur losses over the three year term of the contract. In the first quarter of 1995, contract losses over the three year term were estimated at $12.6 million and were recorded in Diagnostek's results. In the third quarter 1995, an additional accrual of $4.0 million was recorded by the Company. The Company also estimated that certain other risk-based accounts of Diagnostek would incur losses over their remaining terms.

During the third quarter of 1995, the Company estimated its full-risk, capitated contract with Ford Motor Company would incur a loss for 1996 as a result of projected increases in utilization and unit prices. The current term of the Ford contact expires December 31, 1996.

                                 Schedule 5.14
                                 -------- ----

                                  See Attached

                                 Schedule 5.15
                                 -------------

                                 Not Applicable

                                 Schedule 5.16
                                 -------- ----

                                 Not Applicable

                                  Schedule 7.1
                                  -------- ---


                                 Not Applicable

                                  Schedule 7.2
                                  -------- ---

                                 Not Applicable

                                  Schedule 7.3
                                  -------- ---

                                  See Attached

                                  LOAN REQUEST

                                                                       Exhibit B
                                                                       ---------


                                                       -------------------, 199-


Fleet National Bank., as Agent
777 Main Street
Hartford, Connecticut 06115

Attn:  Paul Veiga, Vice President

       Re:  Value Health, Inc.
            ------------------

Ladies and Gentlemen:

          This Loan Request is delivered to you pursuant to Section 2.6 of the
                                                            -----------
Credit Agreement, dated as of August 21, 1996 (together with all the amendments, if any, from time to time made thereto, the "Credit Agreement"), among Value Health, Inc. (the "Borrower"), certain financial institutions and Fleet National Bank, individually and as Agent (in its capacity as agent, the "Agent"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

          The Borrower hereby requests that a Revolving Credit Loan be made in the aggregate principal amount of $_______________ on _________, 199 as a [________] Loan. If such Revolving Credit Loan will be a LIBOR Rate Loan, the Borrower hereby requests an Interest Period of ________ months.

          The Borrower hereby acknowledges that, pursuant to the Credit Agreement, the delivery of this Loan Request and the acceptance by the Borrower of the proceeds of the Revolving Credit Loan requested hereby constitute a representation and warranty by the Borrower that, on the Drawdown Date of such Revolving Credit Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all representations set forth in the Loan Agreement are true and correct in all material respects and, in particular, no Default or Event of Default has occurred and is continuing.

Fleet National Bank, as Agent
         ,199
Page 2

          The Borrower agrees that if prior to the Drawdown Date of the Revolving Credit Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Except to the extent, if any, that prior to the Drawdown Date of the Revolving Credit Loan requested hereby the Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the Drawdown Date of such Revolving Credit Loan as if then made.

          The Borrower has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ____ day of ________, 199_.

                              VALUE HEALTH, INC.

                              By:______________________________
                                 Its